Exhibit 99.1

United States Natural Gas Fund, LP

Monthly Account Statement

For the Month Ended May 31, 2015

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$83,197,647
Unrealized Gain (Loss) on Market Value of Futures	(114,586,497)
Dividend Income	7,383
Interest Income	20,336
ETF Transaction Fees	8,000
Total Income (Loss)	$(31,353,131)

Expenses
General Partner Management Fees	$343,627
Brokerage Commissions	184,119
Professional Fees	125,952
SEC & FINRA Registration Expense	34,286
NYMEX License Fee	8,591
Prepaid Insurance Expense	5,601
Non-interested Directors' Fees and Expenses	4,440
Total Expenses	$706,616
Net Income (Loss)	$(32,059,747)

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 5/1/15	$696,519,372
Additions (2,100,000 Shares)	26,899,950
Withdrawals (6,000,000 Shares)	(84,621,676)
Net Income (Loss)	(32,059,747)

Net Asset Value End of Month	$606,737,899
Net Asset Value Per Share (47,366,476 Shares)	$12.81

To the Limited Partners of United States Natural Gas Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended May 31, 2015 is accurate and complete.

/s/ Stuart P. Crumbaugh

Stuart P. Crumbaugh

Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States Natural Gas Fund, LP

United States Commodity Funds LLC

1999 Harrison Street, Suite 1530

Oakland, CA 94612